UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2006 (November 7, 2006)

ARC Wireless Solutions, Inc.
(Exact name of registrant as specified in its charter)

Utah
(State or Other Jurisdiction of Incorporation)

000-18122	87-0454148
Commission File Number	(IRS Employer Identification No.)

10601 West 48th Avenue
Wheat Ridge, Colorado 80033
(Address of principal executive offices including zip code)

(303) 421-4063
(Registrant's telephone number, including area code)

N/A
(Former address, if changed since last report)

Item 5.05    Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 7, 2006, the board of directors of ARC Wireless Solutions, Inc. (the “Company”) approved an Amended and Restated Code of Ethics (the “Code”). The Code applies to all officers, directors and employees of the Company. The Code was amended and restated for a number of reasons, including to (i) combine the Company’s previously adopted Business Code of Conduct and its previously adopted Code of Ethics into one Code of Ethics that applies to all employees; (ii) expand guidance with respect to (A) corporate assets and information, public reporting obligations, treatment of confidential and proprietary information, and (B) insider trading restrictions and compliance with applicable governmental laws, rules and regulations; (iii) expand and clarify procedures related to internal reporting of violations of the Code; and (iv) apply the Code to all officers, directors and employees of the Company.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit            Exhibit
Number          Title

14.1                Amended and Restated Code of Ethics and Business Conduct, effective as of November 7, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   November 10, 2006

ARC WIRELESS SOLUTIONS, INC.

By: /s/ Monty R. Lamirato Monty R. Lamirato Chief Financial Officer

EXHIBIT INDEX

Exhibit            Exhibit
Number          Title

14.1                Amended and Restated Code of Ethics and Business Conduct, effective as of November 7, 2006